Exhibit 99.1

April 30, 2013	Analyst Contact:	Andrew Ziola 918-588-7163
	Media Contact:	Megan Washbourne 918-588-7572

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

TULSA, Okla. – April 30, 2013 – ONEOK, Inc. (NYSE: OKE) today announced first-quarter 2013 net income attributable to ONEOK was $112.5 million, or 54 cents per diluted share, compared with $122.9 million, or 58 cents per diluted share, in the first quarter 2012. First-quarter 2012 net income included a $13.3 million, or 7 cents per share, after-tax gain on the sale of ONEOK’s retail natural gas marketing business in February 2012.

ONEOK reaffirmed its 2013 net income guidance range of $350 million to $400 million, provided on Feb. 25, 2013.

2013 earnings guidance for ONEOK includes a projected dividend increase of 2 cents per share in July 2013, subject to ONEOK board approval.  ONEOK’s 2013 earnings guidance also includes a projected 0.5-cent-per-unit-per-quarter increase in unitholder distributions from ONEOK Partners, subject to ONEOK Partners board approval.

“Our quarterly results reflect lower performance than last year in our ONEOK Partners segment, which experienced significantly narrower natural gas liquids price differentials and widespread ethane rejection in its natural gas liquids business,” said John W. Gibson, ONEOK chairman and chief executive office. “In addition, the partnership’s natural gas gathering and processing business was affected by lower realized commodity prices.”

“Our natural gas distribution segment performed well in the first quarter, benefiting primarily from new rates in Oklahoma, Kansas and Texas,” added Gibson.

FIRST-QUARTER 2013 FINANCIAL PERFORMANCE

ONEOK’s first-quarter 2013 operating income was $273.8 million, compared with $325.9 million for the first quarter 2012.

First-quarter 2013 results were lower in the ONEOK Partners segment due to significantly narrower natural gas liquids (NGL) location price differentials and lower realized NGL product prices, offset partially by higher natural gas volumes gathered and processed and

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

NGL volumes gathered in the Williston Basin from ONEOK Partners’ completed growth projects.

The natural gas distribution segment had higher first-quarter 2013 results due primarily to higher rates in all three states and higher transportation volumes in Kansas, offset partially by increased share-based compensation costs from the appreciation of ONEOK’s share price, pension costs and property taxes primarily in Kansas.

The energy services segment had higher first-quarter 2013 results due primarily to the required reclassification of deferred losses on certain financial contracts and a nonrecurring goodwill impairment charge in the first quarter 2012.

Operating costs for the first quarter 2013 were $259.4 million, compared with $224.1 million in the same period last year. The increase for the first-quarter 2013 period was due primarily to the ONEOK Partners segment’s expanding operations as a result of several internal growth projects that were placed in service and scheduled maintenance costs.

Consolidated interest expense was $80.4 million in the first quarter 2013, compared with $75.8 million for the same period in 2012. This increase was driven primarily by ONEOK’s $700 million debt issuance in January 2012 and ONEOK Partners’ $1.3 billion debt issuance in September 2012, offset partially by higher capitalized interest associated with the investments in ONEOK Partners’ growth projects.

> View earnings tables

FIRST-QUARTER 2013 SUMMARY:

•	ONEOK Partners segment operating income of $177.7 million, compared with $256.0 million in the first quarter 2012;

•	Natural gas distribution segment operating income of $100.6 million, compared with $98.8 million in the first quarter 2012;

•	Energy services segment operating loss of $4.4 million, compared with an operating loss of $30.7 million in the first quarter 2012;

•
Distributions declared on the company’s general partner interest in ONEOK Partners of $66.0 million and distributions declared on the company’s limited partner interest in ONEOK Partners of $66.3 million in 2013;

•
ONEOK Partners in April placing in service the 600-mile Bakken NGL Pipeline from the Williston Basin to the partnership’s 50 percent-owned Overland Pass Pipeline; the 100-million cubic feet per day (MMcf/d) Stateline II natural gas processing facility in North Dakota; and an ethane header pipeline that created a new interconnection between the partnership’s Mont Belvieu, Texas, NGL fractionation and storage assets and several petrochemical customers;

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

•
ONEOK Partners announcing in January plans to invest between $465 million and $500 million to construct a 100-MMcf/d natural gas processing facility – the Garden Creek III plant - in eastern McKenzie County, N.D., in the Williston Basin; construct a 95-mile NGL pipeline between existing NGL fractionation infrastructure at Hutchinson, Kan., and Medford, Okla.; and modify ONEOK Partners’ NGL fractionation infrastructure at Hutchinson, Kan., to accommodate unfractionated NGLs produced in the Williston Basin;

•
In the natural gas distribution segment, Texas Gas Service filing for interim rate relief under the Gas Reliability Infrastructure Program with the cities of Austin, Texas, in February 2013 and El Paso, Texas, in April 2013 for approximately $4.1 million and $4.9 million, respectively;

•	ONEOK extending and amending its $1.2 billion credit facility to 2018 from 2016;

•
ONEOK, on a stand-alone basis, ending the first quarter with $551.3 million of commercial paper outstanding, $1.9 million in letters of credit, $75.0 million of cash and cash equivalents, and $646.8 million available under its $1.2 billion credit facility;

•
ONEOK stand-alone cash flow from continuing operations, before changes in working capital, of $256.4 million for 2013, which exceeded capital expenditures and dividends of $131.4 million by $125.0 million;

•
ONEOK in April 2013 declaring a quarterly dividend of 36 cents per share, or $1.44 per share on an annualized basis, unchanged from the previous quarter, payable on May 15, 2013, to shareholders of record at the close of business April 30, 2013; and

•
ONEOK Partners completing the sale of approximately $16.2 million in equity through the partnership’s $300 million at-the-market equity program, which resulted in ONEOK’s aggregate ownership interest in ONEOK Partners decreasing to 43.3 percent at March 31, 2013, from 43.4 percent at Dec. 31, 2012.

BUSINESS-UNIT RESULTS:

ONEOK Partners

The ONEOK Partners segment reported first-quarter 2013 operating income of $177.7 million, compared with $256.0 million in the same period last year. First-quarter 2013 results reflect:

•
A $39.3 million increase in the natural gas liquids business in exchange-services margins, which resulted from higher NGL volumes gathered in the Williston Basin, higher fees from contract renegotiations for its NGL exchange-services activities and higher revenues from customers with minimum volume obligations;

•
A $28.2 million increase in the natural gas gathering and processing business due primarily to volume growth in the Williston Basin from the Stateline I natural gas processing plant and increased well connections, which resulted in higher natural gas volumes gathered, compressed, processed, transported and sold, and higher fees;

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

•
An $89.8 million decrease in the natural gas liquids business from lower optimization and marketing margins, primarily as a result of a $92.5 million decrease from significantly narrower NGL location price differentials and less transportation capacity available for optimization activities, offset partially by a $2.6 million increase in its marketing activities. An increasing portion of its transportation capacity between the Conway, Kan., and Mont Belvieu, Texas, NGL market centers now is utilized by its exchange-services activities to produce fee-based earnings;

•	A $9.0 million decrease in the natural gas liquids business from the impact of ethane rejection;

•	A $13.0 million decrease in the natural gas gathering and processing business due primarily to lower realized NGL product prices; and

•
A $13.0 million decrease in the natural gas gathering and processing business due primarily to higher compression costs and less favorable contract terms associated with volume growth primarily in the Williston Basin.

ONEOK Partners’ first-quarter 2013 operating costs were $138.3 million, compared with $115.9 million in the first quarter 2012. First-quarter 2013 operating costs reflect:

•
An $8.6 million increase in higher labor and employee-related costs associated with the growth of operations and completed capital projects in the natural gas gathering and processing, and natural gas liquids businesses; and

•
A $7.7 million increase from higher materials and supplies, and outside services expenses associated primarily with growth and scheduled maintenance in operations related to completed projects in the natural gas gathering and processing, and natural gas liquids businesses.

ONEOK Partners’ first-quarter 2013 equity earnings were $25.9 million, compared with $34.6 million in the first quarter 2012. This decrease was due primarily to lower earnings from Overland Pass Pipeline and Northern Border Pipeline, in which ONEOK Partners owns a 50-percent interest in each. Overland Pass Pipeline Company’s earnings were lower as a result of lower volumes due to ethane rejection. Northern Border Pipeline’s earnings were lower due to reduced transportation rates resulting from a rate settlement that became effective Jan. 1, 2013.

Key Statistics: More detailed information is listed on page 16 in the tables.

•
Natural gas gathered was 1,215 billion British thermal units per day (BBtu/d) in the first quarter 2013, up 16 percent compared with the same period last year due to increased well connections in the Williston Basin and western Oklahoma, and the completion of additional natural gas gathering lines and compression to support the Stateline I natural gas processing plant in the Williston Basin; offset partially by continued production declines in the Powder River Basin in Wyoming; and up 1 percent compared with the fourth quarter 2012;

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

•
Natural gas processed was 989 BBtu/d in the first quarter 2013, up 29 percent compared with the same period last year due to increased well connections in the Williston Basin and western Oklahoma, and the completion of the Stateline I natural gas processing plant in the Williston Basin; and up 3 percent compared with the fourth quarter 2012;

•
The realized composite NGL net sales price was 85 cents per gallon in the first quarter 2013, down 22 percent compared with the same period last year; and down 19 percent compared with the fourth quarter 2012;

•
The realized condensate net sales price was $88.28 per barrel in the first quarter 2013, down 2 percent compared with the same period last year; and down 2 percent compared with the fourth quarter 2012;

•
The realized residue natural gas net sales price was $3.57 per million British thermal units (MMBtu) in the first quarter 2013, down 4 percent compared with the same period last year; and down 16 percent compared with the fourth quarter 2012;

•
Natural gas transportation capacity contracted was 5,670 thousand dekatherms per day in the first quarter 2013, up 2 percent compared with the same period last year; and up 4 percent compared with the fourth quarter 2012;

•	Natural gas transportation capacity subscribed was 93 percent in the first quarter 2013, up 1 percent compared with the same period last year; and up 3 percent from the fourth quarter 2012;

•
The average natural gas price in the Mid-Continent region was $3.42 per MMBtu in the first quarter 2013, up 44 percent compared with the same period last year; and up 4 percent compared with the fourth quarter 2012;

•
NGLs fractionated were 512,000 barrels per day (bpd) in the first quarter 2013, down 12 percent compared with the same period last year, due primarily to ethane rejection; and down 15 percent compared with the fourth quarter 2012;

•
NGLs transported on gathering lines were 498,000 bpd in the first quarter 2013, unchanged compared with the same period last year, due primarily to increased volumes of NGLs gathered as a result of the capacity increase in the Mid-Continent and Texas made available through the partnership’s Cana-Woodford Shale and Granite Wash projects that were placed in service in April 2012, offset by decreases in NGL volumes gathered resulting from ethane rejection; and down 6 percent compared with the fourth quarter 2012;

•
NGLs transported on distribution lines were 394,000 bpd in the first quarter 2013, down 19 percent compared with the same period last year, due primarily to decreased volumes resulting from ethane rejection; and down 22 percent compared with the fourth quarter 2012; and

•
The average Conway-to-Mont Belvieu price differential of ethane in ethane/propane mix, based on Oil Price Information Service (OPIS) pricing, was 1 cent per gallon in the first quarter 2013, compared with 24 cents per gallon in the same period last year; and 7 cents per gallon in the fourth quarter 2012.

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

Total equity volumes in the partnership’s natural gas gathering and processing business are increasing, and the composition of the equity NGL barrel continues to change as new natural gas processing plants in the Williston Basin are placed into service. The Garden Creek and Stateline I natural gas processing plants have the capability to recover ethane when economic conditions warrant but did not recover ethane during the first quarter 2013. As a result, first-quarter 2013 equity NGL volumes were weighted more toward propane, iso-butane, normal butane and natural gasoline compared with the same period in the previous year.

Natural Gas Distribution

The natural gas distribution segment reported operating income of $100.6 million in the first quarter 2013, compared with $98.8 million in the first quarter 2012. First-quarter 2013 results reflect:

•	A $10.4 million increase from new rates in Oklahoma, Kansas and Texas; and

•	A $1.7 million increase from higher transportation volumes due to higher demand from weather-sensitive customers in Kansas.

First-quarter 2013 operating costs were $116.2 million, compared with $105.0 million in the first quarter 2012. First-quarter 2013 operating costs reflect:

•	A $5.5 million increase from higher share-based compensation costs from the appreciation in ONEOK’s share price;

•	A $2.8 million increase in pension costs; and

•	A $2.2 million increase from higher property taxes primarily in Kansas.

Key Statistics: More detailed information is listed on page 16 in the tables.

•	Residential natural gas sales volumes were 55.2 billion cubic feet (Bcf) in the first quarter 2013, up 11 percent compared with the same period last year;

•	Natural gas sales volumes were 73.0 Bcf in the first quarter 2013, up 11 percent compared with the same period last year;

•	Natural gas volumes delivered were 131.7 Bcf in the first quarter 2013, up 7 percent compared with the same period last year; and

•	Natural gas transportation volumes were 58.7 Bcf in the first quarter 2013, up 2 percent compared with the same period last year.

Energy Services

The energy services segment reported a first-quarter 2013 operating loss of $4.4 million, compared with an operating loss of $30.7 million in the first quarter 2012.

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

First-quarter 2013 storage and marketing margins were $16.1 million from higher realized seasonal price differentials and marketing optimization activities, compared with a $1.8 million loss in the first quarter 2012 when the segment reclassified $29.9 million of deferred losses into earnings from accumulated other comprehensive income (loss) on certain financial contracts that were used to hedge forecasted purchases of natural gas, as a result of the continued decline in natural gas prices. The energy services segment incurred $21.7 million of storage demand costs, compared with $23.5 million in the first quarter 2012.

Additionally, the energy services segment realized $19.6 million in premium-services margins, compared with $25.2 million in the first quarter 2012, due primarily to less favorable market conditions.

This segment realized a loss in transportation margins of $11.0 million in the first quarter 2013, compared with a loss of $12.5 million in the first quarter 2012, due primarily to reduced contracted transportation capacity and the release of contracted transportation capacity to a third party resulting in the recognition of a loss in the first quarter 2012.

In the first quarter 2012, the segment also recorded a $10.3 million nonrecurring goodwill impairment charge.

The following table contains margins by activity for the periods indicated:

	Three Months Ended
	March 31,
(Unaudited)	2013	2012
	(Millions of dollars)
Marketing, storage and transportation revenues, gross	$39.8	$28.8
Storage and transportation costs	37.5	44.5
Marketing, storage and transportation, net	2.3	(15.7)
Financial trading, net	(1.6)	0.3
Net margin	$0.7	$(15.4)

Key Statistics: More detailed information is listed on page 16 in the tables.

•	Natural gas in storage at March 31, 2013, was 10.3 Bcf, compared with 41.5 Bcf a year earlier;

•	Natural gas storage capacity under lease at March 31, 2013, was 53.4 Bcf, compared with 75.6 Bcf a year earlier; and

•
Natural gas transportation capacity at March 31, 2013, was 0.8 billion cubic feet per day (Bcf/d), of which 0.8 Bcf/d was contracted under long-term natural gas transportation contracts, compared with 1.1 Bcf/d of total capacity and 1.1 Bcf/d of long-term capacity a year earlier.

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

EARNINGS CONFERENCE CALL AND WEBCAST:

ONEOK and ONEOK Partners executive management will conduct a joint conference call on Wednesday, May 1, 2013, at 11 a.m. Eastern Daylight Time (10 a.m. Central Daylight Time). The call will also be carried live on ONEOK’s and ONEOK Partners’ websites.

To participate in the telephone conference call, dial 888-695-0614, pass code 6379130, or log on to www.oneok.com or www.oneokpartners.com.

If you are unable to participate in the conference call or the webcast, the replay will be available on ONEOK’s website, www.oneok.com, and ONEOK Partners’ website, www.oneokpartners.com, for 30 days. A recording will be available by phone for seven days. The playback call may be accessed at 888-203-1112, pass code 6379130.

LINK TO EARNINGS TABLES:

http://www.oneok.com/~/media/ONEOK/EarningsTables/2013/OKE-Q1_2013_Earnings_L19sD0e.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURE:

ONEOK has disclosed in this news release stand-alone cash flow, before changes in working capital, which is a non-GAAP financial measure. Stand-alone cash flow, before changes in working capital, is used as a measure of the company’s financial performance. Stand-alone cash flow, before changes in working capital, is defined as net income less the portion attributable to non-controlling interests, adjusted for equity in earnings and distributions received from ONEOK Partners, and ONEOK’s stand-alone depreciation, amortization and impairments, deferred income taxes and certain other items.

The non-GAAP financial measure described above is useful to investors as a measurement of financial performance of the company’s fundamental business activities. ONEOK stand-alone cash flow, before changes in working capital, should not be considered in isolation or as a substitute for net income or any other measure of financial performance presented in accordance with GAAP.

This non-GAAP financial measure excludes some, but not all, items that affect net income. Additionally, this calculation may not be comparable with similarly titled measures of other companies. A reconciliation of stand-alone cash flow, before changes in working capital, to net income is included in the financial tables.

ONEOK, Inc. (pronounced ONE-OAK) (NYSE: OKE) is a diversified energy company.  We are the general partner and own 43.3 percent of ONEOK Partners, L.P. (NYSE: OKS) as of March 31, 2013, one of the largest publicly traded master limited partnerships, which is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation’s premier natural gas liquids (NGL) systems, connecting NGL

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

supply in the Mid-Continent and Rocky Mountain regions with key market centers.  ONEOK is among the largest natural gas distributors in the United States, serving more than two million customers in Oklahoma, Kansas and Texas.  Our energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.  ONEOK is a FORTUNE 500 company and is included in Standard & Poor’s (S&P) 500 Stock Index.

For information about ONEOK, Inc., visit the website: www.oneok.com.

For the latest news about ONEOK, follow us on Twitter @ONEOKNews.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The forward-looking statements relate to our anticipated financial performance (including projected operating income, net income, capital expenditures, cash flow and projected levels of dividends), liquidity, management’s plans and objectives for our growth projects and other future operations (including plans to construct additional natural gas and natural gas liquids pipelines and processing facilities and related cost estimates), our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “goal,” “forecast,” “guidance,” “could,” “may,” “continue,” “might,” “potential,” “scheduled,” and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, including energy sales and demand for our services and energy prices;

•
competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;

•	the status of deregulation of retail natural gas distribution;

•	the capital intensive nature of our businesses;

•	the profitability of assets or businesses acquired or constructed by us;

•	our ability to make cost-saving changes in operations;

•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;

•	the uncertainty of estimates, including accruals and costs of environmental remediation;

•	the timing and extent of changes in energy commodity prices;

•
the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;

•
the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs between producing areas and our facilities;

•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

•
the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control, including the effect on pension and postretirement expense and funding resulting from changes in stock and bond market returns;

•
our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;

•	actions by rating agencies concerning the credit ratings of ONEOK and ONEOK Partners;

•
the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board (NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);

•	our ability to access capital at competitive rates or on terms acceptable to us;

•
risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling or extended periods of ethane rejection;

•	the risk that material weaknesses or significant deficiencies in our internal controls over financial reporting could emerge or that minor problems could become significant;

•	the impact and outcome of pending and future litigation;

•	the ability to market pipeline capacity on favorable terms, including the effects of:
- future demand for and prices of natural gas, NGLs and crude oil;
- competitive conditions in the overall energy market;
- availability of supplies of Canadian and United States natural gas and crude oil; and
- availability of additional storage capacity;

•	performance of contractual obligations by our customers, service providers, contractors and shippers;

•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;

•
our ability to acquire all necessary permits, consents or other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;

•	the mechanical integrity of facilities operated;

•	demand for our services in the proximity of our facilities;

•	our ability to control operating costs;

•	adverse labor relations;

•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers’ or shippers’ facilities;

•	economic climate and growth in the geographic areas in which we do business;

•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;

•	the impact of recently issued and future accounting updates and other changes in accounting policies;

•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;

•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;

•
risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;

•	the possible loss of natural gas distribution franchises or other adverse effects caused by the actions of municipalities;

•	the impact of uncontracted capacity in our assets being greater or less than expected;

•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;

•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;

•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;

•	the impact of potential impairment charges;

•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

•	our ability to control construction costs and completion schedules of our pipelines and other projects; and

•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission (SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on our future results. These and other risks are described in greater detail in Item 1A, Risk Factors, in the Annual Report. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.
###

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
	Three Months Ended
	March 31,
(Unaudited)	2013	2012
	(Thousands of dollars, except per share amounts)
Revenues	$3,541,445	$3,414,600
Cost of sales and fuel	2,917,993	2,771,013
Net margin	623,452	643,587
Operating expenses
Operations and maintenance	223,603	192,881
Depreciation and amortization	90,221	83,409
Goodwill impairment	—	10,255
General taxes	35,820	31,177
Total operating expenses	349,644	317,722
Gain on sale of assets	41	57
Operating income	273,849	325,922
Equity earnings from investments	25,855	34,620
Allowance for equity funds used during construction	9,087	975
Other income	7,364	9,861
Other expense	(2,596)	(2,274)
Interest expense (net of capitalized interest of $12,868 and $8,977, respectively)	(80,437)	(75,815)
Income before income taxes	233,122	293,289
Income taxes	(67,417)	(73,839)
Income from continuing operations	165,705	219,450
Income from discontinued operations, net of tax	—	762
Gain on sale of discontinued operations, net of tax	—	13,250
Net income	165,705	233,462
Less: Net income attributable to noncontrolling interests	53,184	110,597
Net income attributable to ONEOK	$112,521	$122,865

Amounts attributable to ONEOK:
Income from continuing operations	$112,521	$108,853
Income from discontinued operations	—	14,012
Net Income	$112,521	$122,865

Basic earnings per share:
Income from continuing operations	$0.55	$0.52
Income from discontinued operations	—	0.07
Net Income	$0.55	$0.59

Diluted earnings per share:
Income from continuing operations	$0.54	$0.51
Income from discontinued operations	—	0.07
Net Income	$0.54	$0.58

Average shares (thousands)
Basic	$205,479	$207,617
Diluted	209,458	211,852

Dividends declared per share of common stock	$0.36	$0.305

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
	March 31,	December 31,
(Unaudited)	2013	2012
Assets	(Thousands of dollars)
Current assets
Cash and cash equivalents	$143,947	$583,618
Accounts receivable, net	1,261,804	1,349,371
Gas and natural gas liquids in storage	302,473	517,014
Commodity imbalances	75,629	90,211
Energy marketing and risk management assets	11,656	48,577
Other current assets	154,154	175,869
Total current assets	1,949,663	2,764,660

Property, plant and equipment
Property, plant and equipment	13,560,483	13,088,991
Accumulated depreciation and amortization	3,039,265	2,974,651
Net property, plant and equipment	10,521,218	10,114,340

Investments and other assets
Investments in unconsolidated affiliates	1,220,129	1,221,405
Goodwill and intangible assets	994,289	996,206
Other assets	760,920	758,664
Total investments and other assets	2,975,338	2,976,275
Total assets	$15,446,219	$15,855,275

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

ONEOK, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS
(Continued)
	March 31,	December 31,
(Unaudited)	2013	2012
Liabilities and equity	(Thousands of dollars)
Current liabilities
Current maturities of long-term debt	$10,771	$10,855
Notes payable	551,250	817,170
Accounts payable	1,205,248	1,333,489
Commodity imbalances	201,553	272,436
Energy marketing and risk management liabilities	10,323	9,990
Other current liabilities	357,880	369,054
Total current liabilities	2,337,025	2,812,994

Long-term debt, excluding current maturities	6,513,327	6,515,372

Deferred credits and other liabilities
Deferred income taxes	1,678,887	1,592,802
Other deferred credits	712,847	701,657
Total deferred credits and other liabilities	2,391,734	2,294,459

Commitments and contingencies

Equity
ONEOK shareholders’ equity:
Common stock, $0.01 par value:
authorized 600,000,000 shares; issued 245,811,180 shares and outstanding
206,088,765 shares at March 31, 2013; issued 245,811,180 shares and
outstanding 204,935,043 shares at December 31, 2012	2,458	2,458
Paid-in capital	1,267,735	1,324,698
Accumulated other comprehensive loss	(223,153)	(216,798)
Retained earnings	2,097,764	2,059,024
Treasury stock, at cost: 39,722,415 shares at March 31, 2013, and
40,876,137 shares at December 31, 2012	(1,010,450)	(1,039,773)
Total ONEOK shareholders’ equity	2,134,354	2,129,609

Noncontrolling interests in consolidated subsidiaries	2,069,779	2,102,841

Total equity	4,204,133	4,232,450
Total liabilities and equity	$15,446,219	$15,855,275

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

ONEOK, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Three Months Ended
	March 31,
(Unaudited)	2013	2012
	(Thousands of dollars)
Operating activities
Net income	$165,705	$233,462
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	90,221	83,417
Impairment of goodwill	—	10,255
Gain on sale of discontinued operations	—	(13,250)
Equity earnings from investments	(25,855)	(34,620)
Distributions received from unconsolidated affiliates	23,495	36,879
Deferred income taxes	68,107	51,411
Share-based compensation expense	16,756	5,008
Allowance for equity funds used during construction	(9,087)	(975)
Gain on sale of assets	(41)	(57)
Other	(2,227)	28,501
Changes in assets and liabilities:
Accounts receivable	90,953	180,413
Gas and natural gas liquids in storage	214,541	251,227
Accounts payable	(103,690)	(176,674)
Commodity imbalances, net	(56,301)	(101,604)
Energy marketing and risk management assets and liabilities	21,346	(122,900)
Other assets and liabilities, net	(22,425)	(4,408)
Cash provided by operating activities	471,498	426,085

Investing activities
Capital expenditures (less allowance for equity funds used during construction)	(501,065)	(348,437)
Proceeds from sale of discontinued operations, net of cash sold	—	32,008
Contributions to unconsolidated affiliates	(3,036)	(2,577)
Distributions received from unconsolidated affiliates	6,698	4,062
Proceeds from sale of assets	2,596	521
Other	—	24
Cash used in investing activities	(494,807)	(314,399)

Financing activities
Repayment of notes payable, net	(265,920)	(422,225)
Issuance of debt, net of discounts	—	699,657
Long-term debt financing costs	—	(5,392)
Repayment of debt	(1,975)	(3,082)
Issuance of common stock	2,831	2,228
Issuance of common units, net of issuance costs	12,819	459,735
Dividends paid	(73,781)	(63,375)
Distributions to noncontrolling interests	(90,336)	(72,852)
Cash provided by (used in) financing activities	(416,362)	594,694
Change in cash and cash equivalents	(439,671)	706,380
Change in cash and cash equivalents included in discontinued operations	—	8,859
Change in cash and cash equivalents from continuing operations	(439,671)	715,239
Cash and cash equivalents at beginning of period	583,618	65,953
Cash and cash equivalents at end of period	$143,947	$781,192

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

ONEOK, Inc. and Subsidiaries
INFORMATION AT A GLANCE
	Three Months Ended
	March 31,
(Unaudited)	2013	2012
	(Millions of dollars, except as noted)
ONEOK Partners
Net margin	$370.6	$421.1
Operating costs	$138.3	$115.9
Depreciation and amortization	$54.7	$49.3
Operating income	$177.7	$256.0
Capital expenditures	$443.5	$280.8
Natural gas gathering and processing business (a)
Natural gas gathered (BBtu/d)	1,215	1,045
Natural gas processed (BBtu/d) (b)	989	769
NGL sales (MBbl/d)	72	53
Residue gas sales (BBtu/d)	436	357
Realized composite NGL net sales price ($/gallon) (c)	$0.85	$1.09
Realized condensate net sales price ($/Bbl) (c)	$88.28	$89.89
Realized residue gas net sales price ($/MMBtu) (c)	$3.57	$3.71
Natural gas pipelines business (a)
Natural gas transportation capacity contracted (MDth/d)	5,670	5,552
Transportation capacity subscribed (d)	93%	92%
Average natural gas price Mid-Continent region ($/MMBtu)	$3.42	$2.37
Natural gas liquids business
NGL sales (MBbl/d)	578	511
NGLs fractionated (MBbl/d) (e)	512	585
NGLs transported-gathering lines (MBbl/d) (a)	498	498
NGLs transported-distribution lines (MBbl/d) (a)	394	485
Average Conway-to-Mont Belvieu OPIS price differential - ethane in ethane/propane mix ($/gallon)	$0.01	$0.24

(a) - Includes volumes for consolidated entities only.
(b) - Includes volumes processed at company-owned and third-party facilities.
(c) - Presented net of the impact of hedging activities on our equity volumes.
(d) - Prior periods have been recast to reflect current estimated capacity.
(e) - Includes volumes fractionated from company-owned and third-party facilities.

Natural Gas Distribution
Net margin	$251.7	$237.3
Operating costs	$116.2	$105
Depreciation and amortization	$34.9	$33.5
Operating income	$100.6	$98.8
Capital expenditures	$53.7	$58.4
Natural gas volumes (Bcf)
Natural gas sales	73.0	65.6
Transportation	58.7	57.5
Natural gas margins
Net margin on natural gas sales	$214.0	$201
Transportation margin	$29.3	$27

Energy Services
Net margin	$0.7	$(15.4)
Operating costs	$5.0	$4.8
Depreciation and amortization	$0.1	$0.1
Goodwill impairment	$—	$10.3
Operating income (loss)	$(4.4)	$(30.7)
Natural gas marketed (Bcf)	202	218
Natural gas gross margin ($/Mcf)	$0.01	$(0.07)
Physically settled volumes (Bcf)	369	417

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Three Months Ended March 31, 2013
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$—	$178	$—	$178
Natural Gas Distribution	101	—	—	101
Energy Services	(4)	—	—	(4)
Other	(1)	—	—	(1)
Operating income	96	178	—	274
Equity in earnings of ONEOK Partners	104	—	(104)	—
Other income	2	37	—	39
Interest expense	(24)	(56)	—	(80)
Income taxes	(65)	(2)	—	(67)
Income from continuing operations	113	157	(104)	166
Net Income	113	157	(104)	166
Less: Net income attributable to noncontrolling interests	—	—	53	53
Net income attributable to ONEOK	$113	$157	$(157)	$113

ONEOK, Inc. and Subsidiaries
CONSOLIDATING INCOME STATEMENT

	Three Months Ended March 31, 2012
		ONEOK	Consolidating
(Unaudited)	ONEOK	Partners	Entries	Consolidated
	(Millions of dollars)
Operating income
ONEOK Partners	$—	$256	$—	$256
Natural Gas Distribution	99	—	—	99
Energy Services	(31)	—	—	(31)
Other	2	—	—	2
Operating income	70	256	—	326
Equity in earnings of ONEOK Partners	128	—	(128)	—
Other income	4	40	—	44
Interest expense	(23)	(53)	—	(76)
Income taxes	(70)	(4)	—	(74)
Income from continuing operations	109	239	(128)	220
Income (loss) from discontinued operations, net of tax	14	—	—	14
Net Income	123	239	(128)	234
Less: Net income attributable to noncontrolling interests	—	—	111	111
Net income attributable to ONEOK	$123	$239	$(239)	$123

-more-

ONEOK Announces First-quarter 2013 Financial Results;
Reaffirms 2013 Earnings Guidance

April 30, 2013

ONEOK, Inc. and Subsidiaries
RECONCILIATION OF NON-GAAP FINANCIAL MEASURE
ONEOK, Inc. Stand-Alone Cash Flow, Before Changes in Working Capital

Three Months Ended
(Unaudited)	March 31, 2013
(Millions of dollars)
Net income	$165.7
Net income attributable to noncontrolling interests	(53.2)
Equity in earnings of ONEOK Partners	(103.5)
Distributions received from ONEOK Partners	130.7
Depreciation, amortization and impairment	35.5
Deferred income taxes	66.6
Other	14.6
Cash flow, before changes in working capital	$256.4